Exhibit 10.1

AMENDMENT TO

THE SECURITIES PURCHASE AGREEMENT

DATED SEPTEMBER 17, 2024

and

THE CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS

of

THE SERIES C CONVERTIBLE PREFERRED STOCK

This amendment (the “Amendment”) to (i) the Securities Purchase Agreement dated November 6, 2023 (the “Agreement”), entered into by and between Hyperscale Data, Inc., f/k/a Ault Alliance, Inc., a Delaware corporation (the “Company”), and Ault & Company, Inc., a Delaware corporation (the “Purchaser”), (ii) the Certificate of Designation of Preferences, Rights and Limitations of the Series C Convertible Preferred Stock filed with the Secretary of State of Delaware on November 15, 2023 (the “COD”) and (iii) the number of warrants (the “Series C Warrants”), is dated September 17, 2024. All capitalized terms in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Agreement, the COD and/or the Series C Warrants, as applicable.

WHEREAS, the Company and the Purchaser desire to amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Section 2.1 of the Agreement is hereby deleted and replaced in its entirety by the following:

“2.1       Closing. On each Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Securities for the Subscription Amount (such purchase and sale being a “Closing”). Contemporaneously with or promptly following a Closing, the Purchaser shall deliver to the Company the Purchaser’s Subscription Amount as set forth on the signature page hereto executed by the Purchaser by a wire transfer of immediately available funds and the Company shall, on the Closing Date, deliver to the Purchaser a certificate representing the number of Preferred Shares and the Warrant purchased by the Purchaser at the particular Closing as determined pursuant to Section 2.2(a). The Company and the Purchaser shall also deliver the other items set forth in Section 2.2 deliverable at the particular Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3 and receipt of the Subscription Amount by the Company, the Closing shall occur at the principal offices of the Company or such other location as the parties shall mutually agree. Notwithstanding anything herein to the contrary, each Closing Date shall occur on or before December 31, 2024, provided, however, that the Purchaser may extend such the Closing Date for an additional ninety (90) days, by notice to the Company (such outside date, the “Termination Date”).”

2.	This Amendment shall be binding on the Company and the Purchaser and all of their respective successors, heirs, personal representatives and assigns and permitted transferees.

3.	Except as amended hereby, the Agreement shall remain unmodified and is hereby ratified in all respects.

4.	This Amendment may be executed and delivered (including by electronic or facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Agreed this 17th day of September, 2024.

HYPERSCALE DATA, INC.		AULT & COMPANY, INC.

By:	/s/ Henry Nisser	By:	/s/ Milton C. Ault, III
	Henry Nisser		Milton C. Ault, III
	President		Chief Executive Officer